SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2008

COLOURED (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52140	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

Suite 3.19, 130 Shaftesbury Avenue London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+44 (0) 20 7031 1189
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Change in Registrant’s Certifying Accountant.

(a)
On July 23, 2008, Coloured (US) Inc., a Nevada corporation (the “Registrant”), terminated the services of Dale Matheson Carr-Hilton Labonte LLP (“DM”) as its independent registered public accounting firm.

During the fiscal year ended September 30, 2007 and the subsequent interim periods up through the date of termination, there were no disagreements with DM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DM, would have caused DM to make reference thereto in its report on the Registrants financial statements for such years. Further, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B occurring within the Registrant's two most recent fiscal years and the subsequent interim period up through the date of termination (July 23, 2008).  Other than as set forth below, the report issued by DM with respect to the Registrant’s financial statements for the year ended September 30, 2007 did not contain any adverse or disclaimer of opinion, and were not modified as to uncertainty, scope or accounting principals.

The audit report of DM for the financial statements of the Registrant as of September 30, 2007 contained a separate paragraph stating:

 “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the Registrant's two most recent fiscal years and the subsequent interim periods up through the date of this Report, neither the Registrant nor anyone on its behalf consulted with any other independent auditor regarding the application of accounting principles to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements. Further, no other independent auditor has provided written or oral advice to the Registrant that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues during the period that DM served as the Registrant’s independent auditor.

The Registrant provided a copy of the foregoing disclosures to DM prior to the date of the filing of this report and requested that DM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b)	On July 23, 2008, the Board of Directors engaged Moore & Associates, CHTD as the Registrant’s independent registered public accounting firm.

The Company has not consulted with Moore regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through present.

Item 8.01. Other Events.

On June 27, 2008, Coloured (US) Inc. terminated its relationship with its transfer agent, Pacific Stock Transfer Company, and appointed Wall Street Transfer Agents Inc. as their new transfer agent.

Wall Street Transfer Agent’s address and contact information is as follows:

Wall Street Transfer Agents Inc.
12492 Harris Road
Pitt Meadows, BC V3Y 2J4
Telephone: 604-465-7475
Fax: 604-465-7485
Toll Free: 1-866-455-WSTA (9782)

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Agreement from Dale Mathson Carr-Hilton Labonte LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Coloured (US) Inc.

Date: July 24, 2008	By:	/s/ Lars Brannvall
Lars Brannvall
President and Chief Executive Officer